EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Blagman Media International, Inc. (“Blagman”) on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Blagman, of Blagman, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, hereby certifies, to the best of his knowledge, that:

     (1)  The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Blagman.1

     (3) Blagman has no designated chief financial officer and the undersigned is therefore signing in both capacities.

/s/ Robert Blagman

Robert Blagman,
Chief Executive Officer and chief financial officer
August 19, 2002

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Blagman for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

1 Blagman did not acquire Century Media Inc. until March, 2002